                                                                Exhibit 10.1
AMENDMENT TO TERMINATE EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), made in the City of Plano and the State of Texas, dated as of December 1, 2006, between J. C. Penney Corporation, Inc., a Delaware corporation (hereinafter called the “Employer”), and Robert B. Cavanaugh (hereinafter called the “Employee”).

WHEREAS, the Employee and the Employer have previously entered into that certain Employment Agreement dated May 1, 2005 (hereinafter called the “Agreement”);

WHEREAS, the Employee and Employer have mutually agreed to terminate the employment agreement;

NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained, Employer and Employee herby agree to amend the Agreement pursuant to Section 10.8 thereof, and they hereby agree as follows:

1.	Termination of Agreement. The Employer and Employee mutually agree to terminate the Employment Agreement as of the date first written above.

2.
Execution of Executive Termination Pay Agreement. The Employee and Employer agree that upon their execution of an Executive Termination Pay Agreement all provisions of the Agreement that survive termination as provided in Section 9 of the Agreement are hereby waived and made null and void.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

J. C. Penney Corporation, Inc.

By: /s/ Myron E. Ullman
Name: Myron E. Ullman
Title: Chairman & CEO

Employee

/s/ Robert B. Cavanaugh
Robert B. Cavanaugh